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                                                                    EXHIBIT 99.5

                BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

                             Washington, D.C. 20551

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                 April 30, 1999
                                 --------------
                       (Date of earliest event reported)

                 Farmers & Merchants Bank of Central California
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)

                                   California
                                   ----------
                 (State or other jurisdiction of incorporation)

                                   94-0467440
                                   ----------
                       (IRS Employer Identification No.)

               121 West Pine Street, Lodi, California 95240-2184
               -------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (209) 334-1101
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

     On February 22, 1999, Farmers & Merchants Bank of Central California, a California state-chartered bank, announced its intention to reorganize into a bank holding company form. Farmers & Merchants Bancorp, a Delaware corporation ("Bancorp") was incorporated on February 22, 1999.

     On March 10, 1999, the Bank, Bancorp and F&M Merger Co., a California corporation and a wholly-owned subsidiary of Bancorp ("Merger Co."), entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), whereby Merger Co. would be merged with and into the Bank, with the Bank being the surviving corporation, the Bank would become a wholly-owned subsidiary of Bancorp, and shareholders of the Bank would receive one share of Bancorp common stock in exchange for each share of Bank common stock (the "Reorganization"). On April 13, 1999, the California Department of Corporations issued a permit with respect to the issuance of Bancorp common stock in the Reorganization, in connection with a fairness hearing held on April 6, 1999 pursuant to Section 25142 of the California Corporate Securities Law of 1968.

     At the Bank's Annual Meeting of Shareholders held on April 19, 1999, the Reorganization was approved by the affirmative vote of a majority of the outstanding shares of the Bank's common stock.

     On April 30, 1999, the Reorganization Agreement was filed with the Secretary of State of the State of California, and consummation of the Reorganization occurred effective as of the close of business on April 30, 1999. As a result of the consummation of the Reorganization, the Bank has become a wholly-owned subsidiary of Bancorp, and the one-for-one share exchange referred to above has been completed.

     Attached as Exhibit 99.1, and incorporated herein by this reference, is a copy of a press release dated April 30, 1999 with respect to the consummation of the Reorganization.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (a)  Financial statements of businesses acquired:
                      None.

         (b)  Pro forma financial information:

                      None.

         (c)  Exhibits:

              99.1 Press Release dated April 30, 1999.

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                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       FARMERS & MERCHANTS BANK OF CENTRAL
                                       CALIFORNIA


                                        By
                                              /s/ Kent A. Steinwert
                                           ------------------------------------
                                                     Kent A. Steinwert
                                           President and Chief Executive Officer


Date:  May 14, 1999.

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                                 EXHIBIT INDEX



Exhibit No.      Description
-----------      -----------

99.1             Press Release dated April 30, 1999.





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                                                                    Exhibit 99.1

        [LETTERHEAD OF FARMERS & MERCHANTS BANK OF CENTRAL CALIFORNIA]


APRIL 30, 1999

FOR IMMEDIATE RELEASE ...

     Kent A. Steinwert, President and Chief Executive Officer of Farmers & Merchants Bank, recently announced the results of the Shareholders' Meeting of April 19, 1999.

     The shareholders overwhelmingly approved the formation of a Bank holding company, which will be named Farmers & Merchants Bancorp. The shareholders of Farmers & Merchants Bank of Central California will soon become shareholders in Farmers & Merchants Bancorp. Shares of common stock in Farmers & Merchants Bank of Central California will be exchanged on a one for one ratio into Farmers & Merchants Bancorp.

     "This reorganization modernizes our corporate structure," said Steinwert. "It will allow us to offer other competitive financial services to our customers, enhance our abilities to expand the Bank, as well as open other business opportunities not available under the current Bank structure. We are continuing to identify ways to lower our customers' cost of doing business and to provide more valuable products and services. We are confident that this new structure will help us do this, as well as enhance our ongoing efforts to improve the overall quality of life in the communities we serve."

     Headquartered in Lodi, the 83-year old Bank's 18 offices proudly serving nine central valley communities, in Sacramento, Elk Grove, Walnut Grove, Galt, Lodi, Linden, Modesto, Turlock and Hilmar.

                                                Contact:  Joyce Hartwick-Edwards
                                                                    209 367-2478


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